SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               -----------------

                                   Form 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 22, 1998


                    THE PRODUCERS ENTERTAINMENT GROUP LTD.
              (Exact Name of Registrant as Specified in Charter)


        Delaware                  0-18410             95-4233050
(State or Other Jurisdiction    (Commission           (IRS Employer
    of Incorporation)           File Number)       Identification No.)


                            5757 Wilshire Boulevard
                        Los Angeles, California  90036
                   (Address of Principal Executive Offices)

                                (213) 634-8634
                        (Registrant's Telephone Number)

                                     None
                          (Former Name of Registrant)

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ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     The audit committee of the Board of Directors of The Producers Entertainment Group Ltd. ("TPEG") has approved the engagement of Singer Lewak Greenbaum & Goldstein LLP as its independent auditors for the year ending June 30, 1998 to replace the firm of Kellogg & Andelson Accountancy Corporation ("Kellogg & Andelson"), who resigned as auditors of the Company effective June 22, 1998. Kellogg & Andelson have advised TPEG that Kellogg & Andelson are no longer providing services as independent accountants for publicly held companies.

  Kellogg & Andelson audited the financial statements of TPEG as of June 30, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 1996 and 1997 (collectively, the "Financial Statements"). Kellogg & Andelson's reports on the Financial Statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

  In connection with the audits of TPEG's financial statements for the years ended June 30, 1996 and 1997, and in the subsequent interim period through June 22, 1998, there were no disagreements with Kellogg & Andelson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Kellogg & Andelson would have caused Kellogg & Andelson to make reference to the subject matter of the disagreements in their reports.

  TPEG has requested that Kellogg & Andelson deliver to TPEG a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 29, 1998 is filed as Exhibit 16 with this Form 8-K.

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                                  SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 29, 1998              THE PRODUCERS ENTERTAINMENT GROUP LTD.



                      By: /S/ IRWIN MEYER
                          ----------------------------------
                           Irwin Meyer
                           Chief Executive Officer


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                                 EXHIBIT INDEX

EXHIBITS


16          Letter of Kellogg & Andelson dated as of June 29, 1998.




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